UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016 (March 30, 2016)

Citius Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-206903	27-3425913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6676

63 Great Road,

Maynard, MA 01754

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A ("Form 8-K/A") amends the Current Report on Form 8-K filed by Citius Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission on April 5, 2016 ("Original Form 8-K"). The Original Form 8-K reported that the Company acquired all of the capital stock of Leonard-Meron Biosciences, Inc., a Delaware corporation ("LMB") pursuant to that certain Agreement and Plan of Merger (the "Agreement") by and among the Company, Citius LMB Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and LMB.

The description of the Agreement found in this Form 8-K/A is not intended to be complete and is qualified in its entirety by reference to the agreements attached to the Original Form 8-K.

This Form 8-K/A provides the financial statements and pro forma financial information as required by Item 9.01 of Form 8-K. No other modification to the Original Form 8-K is being made by this Form 8-K/A. The information previously reported in or filed with the Original Form 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements of LMB as of and for the fiscal years ended May 31, 2015 and 2014 and the unaudited financial statements for the nine month periods ended February 29, 2016 and February 28, 2015 are filed herewith as Exhibit 99.1

(b) Unaudited Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements for the six month period ended March 31, 2016 and the fiscal year ended September 30, 2015 of the Company are filed herewith as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Financial Statements of LMB

99.2	Unaudited Pro Forma Consolidated Financial Statements of the Company

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: June 13, 2016	By:	/s/ Myron Holubiak
Myron Holubiak President and Chief Executive Officer